SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2006

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2006, the Company entered into a Split Dollar Agreement with Ray C. Anderson (who is the Chairman and a Director of the Company) and Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust (the “Trust”), to replace a Split Dollar Agreement that had been in place since 1998. (A copy of the new agreement is attached hereto as Exhibit 99.1.) Pursuant to the Agreement, the Company has purchased an insurance policy on the lives of Mr. Anderson and his spouse, and it will pay the premiums on such policy as an additional employment benefit for Mr. Anderson. The annual premium of $173,000 is the same as the premium in effect for the previous Split Dollar Agreement. The Company is the owner of the policy, and has endorsed to the Trust the right to name a beneficiary of a portion of the death benefit that is approximately equal to the full death benefit minus the greater of (1) the total amount of the premiums paid by the Company with respect to the policy, and (2) the cash value of the policy. Upon the death of the last to die of Mr. Anderson and his spouse, the Company will receive a portion of the death benefit that is approximately equal to the greater of (1) the total amount of the premiums paid by the Company with respect to the policy, and (2) the cash value of the policy.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2006, in connection with the new Split Dollar Agreement described above in Item 1.01, the same parties terminated their previously-existing Split Dollar Agreement dated May 29, 1998.

ITEM 9.01.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information.

None.

(c)    Shell Company Transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description

99.1	Split Dollar Agreement, dated September 11, 2006, between the Company, Ray C. Anderson and Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: September 14, 2006

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Split Dollar Agreement, dated September 11, 2006, between the Company, Ray C. Anderson and Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust.

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